As filed with the Securities and Exchange Commission on November 29, 2017

Registration Nos. 333-220288 and

333-220288-01

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT
Under the Securities Act of 1933

____________________

GWG HOLDINGS, INC.

GWG LIFE, LLC

(Exact name of Registrant as specified in its charter)

____________________

Delaware Delaware	26-2222607 20-4356955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________

Copies to:
Paul D. Chestovich Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Tel: (612) 672-8200	GWG Holdings, Inc.
Jon R. Sabes
Chief Executive Officer
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Tel: (612) 746-1944
(Name, address, including zip code, and
telephone number, including area code, of
agent for service)	Dominic Baldini Emerson Equity LLC 155 Bovet Road, Suite 725 San Mateo, CA 94402 Tel: (650) 312-0200

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
L Bonds	1,000,000	$1,000	(1)	$1,000,000,000	$115,900	(3)
Guarantee by GWG Life, LLC of L Bonds(2)	N/A	N/A		N/A	N/A
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(1)	The L Bonds will be issued in “Units” of $1,000 in principal amount, in minimum amounts of 25 Units ($25,000 principal amount) and in any number of whole Unit amounts in excess of such minimum amount.
(2)	No additional consideration is being received for the guarantee. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is required in respect of such guarantee.
(3)	Registration Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Amendment No. 3 to Registration Statement on Form S-1 is being filed solely to file Exhibit 23.1. Amendment No. 3 does not modify any provision of the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses (other than the selling agent’s commissions, dealer-manager fees and allowance expenses) we expect to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates depending upon how long the notes are offered and other factors:

Securities and Exchange Commission registration fee	$115,900
Accounting fees and expenses	$200,000
Legal fees and expenses	$500,000
Blue sky fees and expenses	$20,000
Printing expenses	$200,000
Trustee fees and expenses	$0
Miscellaneous	$164,100
Total	$1,200,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In 2014, the Company issued 110,584 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 60,000 shares of common stock to Brewer Consulting Group in exchange for certain advisory services including financial consulting and marketing support to be provided to the Company by Brewer Consulting Group. The common stock was sold to Brewer Consulting Group, as accredited investor, in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2015, the Company issued 97,590 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2016, the Company issued 99,000 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

From January 1 through June 30, 2017, the Company issued 48,000 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit	Description
1.1	Form of Dealer Manager Agreement with Emerson Equity(14)
1.2	Form of Soliciting Dealer Agreement(14)
3.1	Certificate of Incorporation(1)
3.2	Bylaws (as amended to and including June 2, 2015)(11)
3.3	Certificate of Amendment to Certificate of Incorporation(2)
3.4	Certificate of Designations for Series A Convertible Preferred Stock(2)
3.5	Certificate of Amendment to Certificate of Incorporation(5)
3.6	Certificate of Designation for Redeemable Preferred Stock(7)
3.7	Certificate of Amendment to Certificate of Designation for Redeemable Preferred Stock(4)
3.8	Certificate of Amendment to Certificate of Designation for Redeemable Preferred Stock(7)
3.9	Certificate of Designation for Series 2 Redeemable Preferred Stock(10)
4.1	Amended and Restated Indenture with Bank of Utah(15)
4.2	Amended and Restated Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah(15)
4.3	Form of L Bond(8)
4.4	Form of Subscription Agreement for L Bonds(14)
5.1	Opinion of Maslon(14)
10.1	Loan and Security Agreement with GWG DLP Funding IV, LLC (as borrower), CLMG Corp. (as agent) and LNV Corporation (as lender), dated September 14, 2016(9)
10.2	Employment Agreement with Jon R. Sabes, dated June 14, 2011(3)
10.3	Employment Agreement with Steven F. Sabes, dated June 14, 2011(3)
10.4	Employment Agreement with William B. Acheson, dated June 28, 2017(13)
10.5	2013 Stock Incentive Plan (as amended)(12)
10.6	Form of Stock Option Agreement used with 2013 Stock Incentive Plan(6)
21.1	List of Subsidiaries(11)
23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)
23.2	Consent of Maslon LLP (contained within Exhibit 5.1 above)
25.1	Statement of Eligibility of Trustee(16)

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(1)	Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).
(2)	Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).
(3)	Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).
(4)	Incorporated by reference to Current Report on Form 8-K filed on April 28, 2016.
(5)	Incorporated by reference to Quarterly Report on Form 10-Q filed on August 8, 2014.
(6)	Incorporated by reference to Form S-1/A Registration Statement filed on June 6, 2014 (File No. 333-195505).
(7)	Incorporated by reference to the registrant’s Annual Report on Form 10-K filed on March 22, 2016.
(8)	Incorporated by reference to Form S-1/A Registration Statement filed on October 30, 2014 (File No. 333-197227).
(9)	Incorporated by reference to Current Report on Form 8-K filed on September 19, 2016.
(10)	Incorporated by reference to Current Report on Form 8-K filed on February 22, 2017.
(11)	Incorporated by reference to Annual Report on Form 10-K filed on March 15, 2017.
(12)	Incorporated by reference to the registrant’s Definitive Proxy Statement filed on April 30, 2015.
(13)	Incorporated by reference to Current Report on Form 8-K filed on June 30, 2017.
(14)	Incorporated by reference to Form S-1/A Registration Statement filed on October 10, 2017 (File No. 333-220288).
(15)	Incorporated by reference to Current Report on Form 8-K filed on October 26, 2017.
(16)	Incorporated by reference to Form S-1/A Registration Statement filed on November 28, 2017 (File No. 333-220288).

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	[intentionally omitted]
(5)	For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 29, 2017.

GWG HOLDINGS, INC.

By:	/s/ Jon R. Sabes
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of November 29, 2017, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Director, Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

/s/ Steven F. Sabes	Director, Executive Vice President and Secretary
Steven F. Sabes

/s/ David H. Abramson	Director
David H. Abramson

/s/ Charles H. Maguire III	Director
Charles H. Maguire III

/s/ Jeffrey L. McGregor	Director
Jeffrey L. McGregor

/s/ Shawn R. Gensch	Director
Shawn R. Gensch

/s/ Mark E. Schwarzmann	Director
Mark E. Schwarzmann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 29, 2017.

GWG LIFE, LLC

By:	/s/ Jon R. Sabes
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of November 29, 2017, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

/s/ Jon R. Sabes	Manager of GWG Life, LLC
Jon R. Sabes